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                                                                   EXHIBIT 3.1.6

                                 AMENDMENT NO. 6
                                       TO
              AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                         HERITAGE PROPANE PARTNERS, L.P.

         This Amendment (this "Amendment") to the Amended and Restated Agreement of Limited Partnership of Heritage Propane Partners, L.P., a Delaware limited partnership (the "Partnership"), dated as of June 27, 1996, as amended as of August 9, 2000, January 5, 2001, October 5, 2001, February 4, 2002 and January 15, 2004 (as so amended, the "Partnership Agreement"), is entered into effective as of February 13, 2004, by U.S. Propane, L.P., a Delaware limited partnership ("U.S. Propane"), as the general partner of the Partnership, on behalf of itself and the Limited Partners of the Partnership. Capitalized terms used but not defined herein are used as defined in the Partnership Agreement.

                                    RECITALS

         WHEREAS, Section 13.1(a) of the Partnership Agreement provides that the General Partner, without the approval of any Partner, may amend any provision of the Partnership Agreement to reflect a change in the name of the Partnership; and

         NOW, THEREFORE, the Partnership Agreement is hereby amended as follows:

                                    AMENDMENT

         Section 1. Name. The first sentence of Section 2.2 of the Partnership Agreement shall be amended to change the name of the Partnership to "Energy Transfer Partners, L.P."

         Section 2. Ratification of Partnership Agreement. Except as expressly modified and amended herein, all of the terms and conditions of the Partnership Agreement shall remain in full force and effect.

         Section 3. Governing Law. This Amendment will be governed by and construed in accordance with the laws of the State of Delaware.

         Section 4. Counterparts. This Amendment may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.

                            [SIGNATURE PAGE FOLLOWS]

Amendment NO. 6--Execution Copy     2

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         IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.

                                          GENERAL PARTNER:

                                          U.S. Propane, L.P.

                                          By: U.S. Propane, L.L.C.
                                              its General Partner

                                          By:___________________________________
                                             Ray C. Davis
                                             Co-Chairman and Co-Chief Executive
                                             Officer

                                          By:___________________________________
                                             Kelcy L. Warren
                                             Co-Chairman and Co-Chief Executive
                                             Officer

                                LIMITED PARTNERS:

         All Limited Partners now and hereafter admitted as limited partners of the Partnership, pursuant to Powers of Attorney now and hereafter executed in favor of, and granted and delivered to, the General Partner.

                                    By: U.S. Propane, L.L.C., General Partner of
                                    U.S. Propane, L.P., General Partner, as
                                    attorney-in-fact for all Limited Partners
                                    pursuant to the Powers of Attorney granted
                                    pursuant to Section 2.6 of the Partnership
                                    Agreement.

                                    By:_________________________________________
                                       Ray C. Davis
                                       Co-Chairman and Co-Chief Executive
                                       Officer

                                    By:_________________________________________
                                       Kelcy L. Warren
                                       Co-Chairman and Co-Chief Executive
                                       Officer